EXHIBIT A


                             JOINT FILING AGREEMENT


           The undersigned hereby agree that the statement on Schedule
13D with respect to the Series A Common Stock, par value $.01 per share, of Telemundo Group, Inc. dated June 18, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: June 18, 1998

                                              P. SCHOENFELD ASSET MANAGEMENT LLC



                                              By: /s/ Peter M. Schoenfeld
                                                  ------------------------------
                                                  Name:   Peter M. Schoenfeld
                                                  Title:  Managing Member



                                              /s/ Peter M. Schoenfeld
                                                  ------------------------------
                                                  Peter M. Schoenfeld